Exhibit 10.9

KCHS HOLDINGS, INC.

2006 EQUITY INCENTIVE PLAN

-i-

TABLE OF CONTENTS

(continued)

-ii-

KCHS HOLDINGS, INC.

2006 EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the KCHS Holdings, Inc. 2006 Equity Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to link their interests and efforts to the long-term interests of the Company’s stockholders.

SECTION 2. DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3. ADMINISTRATION

3.1	Administration of the Plan

The Plan shall be administered by the Board. Notwithstanding the preceding sentence, the Board may delegate concurrent responsibility for administering the Plan, including with respect to designated classes of Eligible Persons, to a committee or committees (which term includes subcommittees) consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. If, and so long as, the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall select the members of any committee acting as Plan Administrator so as to permit applicable Awards to constitute “performance-based compensation” for purposes of Section 162(m) of the Code and applicable interpretive authority thereunder. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. All references in the Plan to the “Plan Administrator” shall be, as applicable, to the Board or any committee to whom the Board has delegated authority to administer the Plan.

3.2	Administration and Interpretation by Plan Administrator

(a) Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have full discretionary power and exclusive authority, to the extent permitted by applicable law and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of agreements for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (viii) interpret and administer the Plan and any instrument evidencing an Award; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (x) delegate administrative duties to such of the Company’s employees as it so determines; and (xi) make any other determination and take any other action that the Plan Administrator deems necessary or desirable for administration of the Plan. The Plan Administrator may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem expedient to carry it into effect.

(b) Decisions of the Plan Administrator shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person. A majority of the members of the Plan Administrator shall determine its actions, expressed either orally at a meeting or in a writing (which may be electronic) in the absence of a meeting.

(c) The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s working less than full-time shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Board, and its determination shall be final.

3.3	No Exercise of Authority Resulting in Nonqualified Deferred Compensation

Notwithstanding any other provision of the Plan to the contrary, the Plan Administrator shall not exercise its authority with respect to the Plan or any Award in any manner that would result in such Award being considered “nonqualified deferred compensation,” within the meaning of Section 409A, so as to cause such Award or the Plan to become subject to the requirements of Section 409A.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1	Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 11.1, a maximum of 3,600,000 shares of Common Stock shall be available for issuance under the Plan. Shares of Common Stock issued under the Plan shall be drawn from authorized and unissued shares of Common Stock or shares of Common Stock now held or subsequently acquired by the Company as treasury shares. The maximum number of shares of Common Stock available for issuance under the Plan shall automatically be increased to represent 12.5% of the issued and outstanding shares of Common Stock, determined on a fully-diluted and aggregated basis, until such time as the Company has received $35,000,000 in proceeds from the sale of its capital stock (“Invested Capital”). Thereafter, until such time as the Company shall have received $95,000,000 of Invested Capital, this anti-dilution protection on the maximum aggregate number of shares of Common Stock available for issuance under the Plan shall be reduced by 0.5% for every $7,500,000 of additional Invested Capital, with the effect that, at $95,000,000 of Invested Capital, the maximum number of shares of Common Stock available for issuance under the Plan shall equal 8% of the issued and outstanding shares of Common Stock, determined on a fully-diluted and as-converted basis. The maximum aggregate number of shares of Common Stock available for issuance under the Plan shall be further increased if the Company sells additional equity in excess of $95,000,000 of its capital stock so that the maximum number of shares of

Common Stock available for issuance under the Plan will continue to equal 8% of the issued and outstanding shares of Common Stock of the Company, determined on a fully-diluted and as-converted basis. Notwithstanding the foregoing, the anti-dilution protection set forth in this Section 4.1 shall automatically terminated and be of no further force and effect upon consummation of a Company Transaction or upon consummation of an initial public offering of the Company’s Common Stock.

4.2	Share Usage

(a) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares of Common Stock thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares of Common Stock subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award or (ii) covered by an Award that is settled in cash or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

(b) The Plan Administrator shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c) Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Substitute Awards under the Plan; provided however that any such Substitute Awards, and the act of substitution, shall be in compliance with Section 409A. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or conversion or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(d) Notwithstanding the foregoing, the maximum number of shares of Common Stock that may be issued upon the exercise of Incentive Stock Options shall equal 3,600,000, subject to adjustment as provided in Section 11.1.

SECTION 5. ELIGIBILITY

An Award may be granted to any employee, officer or non-employee director of the Company or a Related Company whom the Plan Administrator, in its sole discretion, from time to time selects. An Award may also be granted by the Plan Administrator, in its sole discretion, to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6. AWARDS

6.1	Form, Grant and Settlement of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone, in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine.

6.2	Evidence of Awards

Awards granted under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall contain such terms, conditions, limitations and restrictions as the Plan Administrator, in its sole discretion, shall deem advisable and that are not inconsistent with the Plan.

SECTION 7. OPTIONS

7.1	Grant of Options

The Plan Administrator may grant Options designated as Incentive Stock Options, subject to Section 8.2, or Nonqualified Stock Options.

7.2	Option Exercise Price

The exercise price for shares of Common Stock purchased under an Option shall be as established by the Plan Administrator. Notwithstanding the preceding sentence, to the extent required under applicable law, the exercise price for shares of Common Stock purchased under an Option shall not be less than (a) 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Nonqualified Stock Options, (b) the minimum exercise price required by Section 8.3 with respect to Incentive Stock Options, except in the case of Substitute Awards, and (c) in the case of an Option granted to a Participant who is a Ten Percent Stockholder, 110% of the Fair Market Value of the Common Stock on the Grant Date.

7.3	Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the Award Agreement, the maximum term of an Option (the “Option Term”) shall be as established for that Option by the Plan Administrator and set forth in the Award Agreement or, if not set forth in the Award Agreement, shall be ten years from the Grant Date. For Incentive Stock Options, the Option Term shall be as specified in Section 8.4.

7.4	Exercise of Options

The Plan Administrator shall establish and set forth in the Award Agreement the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Plan Administrator at any time. If not set forth in the Award Agreement, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified, subject to Section 12.3, by the Plan Administrator at any time:

Period of Participant’s Continuous Employment or Service With the Company or Its Related Companies From the Vesting Commencement Date	Portion of Total Option That Is Vested and Exercisable
On the First Anniversary of the Vesting Commencement Date	25%
On the Second Anniversary of the Vesting Commencement Date	50%
On the Third Anniversary of the Vesting Commencement Date	75%
On the Fourth Anniversary of the Vesting Commencement Date	100%

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares of Common Stock with respect to which the Option is being exercised, the restrictions imposed on the shares of Common Stock purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Sections 7.5 and 9. An Option may be exercised only for whole shares of Common Stock and may not be exercised for less than a reasonable number of shares of Common Stock at any one time, as determined by the Plan Administrator.

7.5	Payment of Exercise Price

The exercise price for shares of Common Stock purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares of Common Stock purchased. Such consideration must be paid before the Company will issue the shares of Common Stock being purchased and must be in a form or a combination of forms acceptable to the Plan Administrator for that purchase, which forms may include:

(a) cash;

(b) check or wire transfer;

(c) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock that on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of the shares of Common Stock being purchased under the Option;

(d) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(e) such other consideration as the Plan Administrator may permit.

7.6	Effect of Termination of Service

The Plan Administrator shall establish and set forth in the Award Agreement whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Plan Administrator at any time. Except as may otherwise be provided in Section 8.5 with regard to Incentive Stock Options, if not so established in the Award Agreement, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a) Any portion of an Option that is not vested and exercisable on the date of a Participant’s Termination of Service shall expire on such date.

(b) Any portion of an Option that is vested and exercisable on the date of a Participant’s Termination of Service shall expire on the earliest to occur of:

(i) if the Participant’s Termination of Service occurs for reasons other than Cause, Retirement, Disability or death, the date that is 180 days after such Termination of Service;

(ii) if the Participant’s Termination of Service occurs by reason of Retirement, Disability or death, the one-year anniversary of such Termination of Service; and

(iii) the last day of the Option Term (the “Option Expiration Date”).

Notwithstanding the foregoing, if a Participant dies after the Participant’s Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the one-year anniversary of the date of death, unless the Plan Administrator determines otherwise.

Also notwithstanding the foregoing, in case a Participant’s Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s Termination of Service, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

(c) A Participant’s change in status from an employee of the Company or a Related Company to a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company or a change in status from a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company shall not be considered a Termination of Service for purposes of this Section 7.6.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provisions of the Plan, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code or any successor provision and any applicable regulations thereunder, including, to the extent required thereunder, the following:

8.1	Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which a Participant’s Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000 (or such other individual limit as may be in effect under the Code on the Grant Date), such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Incentive Stock Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted and in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements.

8.2	Eligible Employees

Individuals who are not employees of the Company or one of its parent or subsidiary corporations may not be granted Incentive Stock Options.

8.3	Exercise Price

The exercise price of an Incentive Stock Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date and, in the case of an Incentive Stock Option granted to a Participant who is a Ten Percent Stockholder shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.4	Option Term

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the Option Term of an Incentive Stock Option shall not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not exceed five years.

8.5	Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the date of a Participant’s Termination of Service if termination was for reasons other than death or Disability, (b) more than one year after the date of a Participant’s Termination of Service if termination was by reason of Disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract.

8.6	Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares of Common Stock acquired upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares of Common Stock acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7	Code Definitions

For the purposes of this Section 8, notwithstanding the definitions in Appendix A, the terms “disability,” “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

SECTION 9. WITHHOLDING

The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts which the Participant and the Company or Related Company agree are due from the Participant to the Company or to any Related Company (“other obligations”). The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

The Plan Administrator may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations.

SECTION 10. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit a Participant to assign or transfer an Award, subject to such terms and conditions as the Plan Administrator shall specify.

SECTION 11. ADJUSTMENTS

11.1	Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2(d); and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor.

The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 11.1 but shall be governed by Sections 11.2 and 11.3, respectively.

11.2	Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Options shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Plan Administrator, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

11.3	Company Transaction

11.3.1 Effect of a Company Transaction

Notwithstanding any other provision of the Plan to the contrary, unless the Plan Administrator shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Company Transaction that is not a Related Party Transaction, all outstanding Awards shall become fully and immediately exercisable, and all applicable restriction limitations and forfeiture provisions shall lapse, immediately prior to the Company Transaction, and then terminate upon effectiveness of the Company Transaction. Notwithstanding the foregoing, with respect to Options, the Plan Administrator, in its sole discretion, may instead provide that a Participant’s outstanding Options shall terminate upon consummation of such Company Transaction and that each such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (a) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable) exceeds (b) the respective aggregate exercise price for such Options.

11.3.2 Assumption, Conversion or Substitution

For the purposes of this Section 11.3, an Award shall be considered assumed, converted or substituted for if following the Company Transaction, the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash, or other securities or property) received in the Company Transaction by holders of Common Stock for each share held at the effective time of the Company Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Plan Administrator may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Common Stock subject to the Award, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Plan Administrator, and its determination shall be conclusive and binding.

11.4	Further Adjustment of Awards

Subject to Sections 11.2 and 11.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

11.5	No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

11.6	Fractional Shares

In the event of any adjustment in the number of shares of Common Stock covered by any Award, each such Award shall cover only the number of full shares of Common Stock resulting from such adjustment.

11.7	Section 409A

Notwithstanding anything in the Plan to the contrary, (a) any adjustments made pursuant to this Section 11 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A; (b) any adjustments made pursuant to Section 11 to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A; and (c) in any event, the Plan Administrator shall not have the authority to make any adjustments pursuant to Section 11 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A at the time of grant to be subject thereto.

SECTION 12. AMENDMENT AND TERMINATION

12.1	Amendment, Suspension or Termination

The Board in its sole discretion may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan. Subject to Section 12.3, the Board may amend the terms of any outstanding Award, prospectively or retroactively. Any termination of the Plan pursuant to this Section 12 shall comply with the requirements of Section 409A, if applicable.

12.2	Term of the Plan

The Plan shall have no fixed expiration date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the later of (a) the adoption of the Plan by the Board and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code. Notwithstanding the foregoing, no Award may be granted to a resident of California more than ten years after the earlier of the date of adoption of the Plan and the date the Plan is approved by the stockholders.

12.3	Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Sections 14.2 and 14.3 shall not be subject to these restrictions.

SECTION 13. GENERAL

13.1	No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

13.2	Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares of Common Stock are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Plan Administrator may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares of Common Stock.

To the extent the Plan or any Award Agreement or other instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

13.3	Indemnification

To the maximum extent permitted by law, each person who is or shall have been a member of the Board, or a committee appointed by the Board to whom authority was delegated in accordance with Section 3.1 shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify such person or hold such person harmless.

13.4	No Rights as a Stockholder

Unless otherwise provided by the Plan Administrator or in the Award Agreement, no Option shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares of Common Stock that are the subject of such Award.

13.5	Compliance With Laws and Regulations

In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

13.6	Participants in Other Countries or Jurisdictions

Without amending the Plan, the Plan Administrator may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan, which may, in the judgment of the Plan Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, and subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

13.7	No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

13.8	Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

13.9	Severability

If any provision of the Plan or any Award Agreement is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

13.10	Choice of Law

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law.

13.11	Financial Reports

To the extent required by applicable law, the Company shall provide annual financial statements of the Company to each Participant. Such financial statements need not be audited and need not be issued to employees whose duties within the Company assure them access to equivalent information.

13.12	Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan is subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

SECTION 14. EFFECTIVE DATE

The effective date (the “Effective Date”) is the date on which the Plan is adopted by the Board. If the stockholders of the Company do not approve the Plan on or within 12 months after the Board’s adoption of the Plan, (a) any Award exercised or settled before the stockholders of the Company approve the Plan shall be rescinded and any such shares of Common Stock shall not be counted in determining whether such stockholder approval is obtained, and (b) any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS

SUMMARY PAGE

Date of Board Action	Action	Section/Effect of Amendment	Date of Stockholder Approval
September 19, 2006	Initial Plan Adoption		September 19, 2006

APPENDIX A

DEFINITIONS

The following capitalized words and phrases, when used in the text of this document shall have the meanings set forth below. Except where otherwise clearly indicated by the context, words in the masculine gender include the feminine gender, and vice versa, and, wherever any words are used in the singular form, they shall be construed as if they were also used in the plural form in all cases where the plural form would so apply, and vice versa. Where a definition includes rules regarding the definition, those rules shall apply.

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Acquisition Price” means the fair market value of the securities, cash or other property, or any combination thereof, receivable upon consummation of a Company Transaction in respect of a share of Common Stock.

“Award” means, individually or collectively, any Option.

“Award Agreement” means the written, including electronic, instrument between a Participant and the Company or a Related Company evidencing the Award, which could include a written (including electronic) employment, services or other agreement between the Participant and the Company or a Related Company. Each Award Agreement shall constitute a part of the Plan. Notwithstanding any other provision of the Plan to the contrary, Award Agreements related to Options shall not contain any provision that would result in such Option being considered “nonqualified deferred compensation,” within the meaning of Section 409A, so as to cause such Option or the Plan to become subject to the requirements of Section 409A.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Board, each of whose determination shall be conclusive and binding.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulation promulgated by the U.S. Department of Treasury under such section.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company” means KCHS Holdings, Inc., a Delaware corporation.

“Company Transaction” means, unless otherwise defined in the Award Agreement, consummation of

(a) a merger or consolidation of the Company with or into any other company or other entity that results in a transfer of change of ownership of more than 50% of the voting control of the Company,

(b) a sale in one transaction or a series of transactions undertaken with a common purpose of all of the Company’s outstanding voting securities, or

(c) a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets.

Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.

“Disability” means, except as set forth in Section 8.7 with respect to an Incentive Stock Option and unless otherwise defined in the Award Agreement, a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Board, each of whose determination shall be conclusive and binding.

“Effective Date” has the meaning set forth in Section 14.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, as of any specified date:

(a) In the event that the Common Stock is not Publicly Traded at the time a determination of its Fair Market Value is required to be made hereunder, the Plan Administrator shall determine the Common Stock’s Fair Market Value by the reasonable application of a reasonable methodology, as it deems appropriate, taking into account all available information material to the value of the Company.

(b) If the Company is Publicly Traded, the average of the reported high and low sales prices of the Common Stock on the stock exchange composite tape on that date, or if no sales prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over-the-counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of the Common Stock on the most recent date on which the Common Stock was Publicly Traded.

“Grant Date” means the later of (a) the date on which the Plan Administrator completes the corporate action authorizing the grant of an Award or such later date specified by the Plan Administrator or (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code.

“Invested Capital” has the meaning set forth in Section 4.1.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means an Award granted hereunder of an Option to purchase shares of Common Stock and includes both Incentive Stock Options and Nonqualified Stock Options.

“Option Expiration Date” has the meaning set forth in Section 7.6.

“Option Term” means the maximum term of an Option as set forth in Section 7.3 or, with respect to Incentive Stock Options, Section 8.4.

“Participant” means any Eligible Person to whom an Award is granted.

“Plan” means the KCHS Holdings, Inc. 2006 Equity Incentive Plan, as amended from time to time, together with each Award Agreement.

“Plan Administrator” has the meaning set forth in Section 3.1.

“Publicly Traded” means any time that the Common Stock is listed on a national securities exchange or quoted on NASDAQ.

“Related Company” means any entity that, at the time of reference, directly or indirectly, is in control of, is controlled by or is under common control with, the Company.

“Related Party Transaction” means (a) a merger or consolidation of the Company in which the holders of the outstanding voting securities of the Company immediately prior to the merger or consolidation hold at least a majority of the outstanding voting securities of the Successor Company immediately after the merger or consolidation; (b) a sale, lease, exchange or other transfer of all or substantially all of the Company’s assets to a majority-owned subsidiary company; or (c) a transaction undertaken for the principal purpose of restructuring the capital of the Company, including, but not limited to, reincorporating the Company in a different jurisdiction, converting the Company to a limited liability company or creating a holding company.

“Retirement” means, unless otherwise defined in the Award Agreement, “retirement” as defined for purposes of the Plan by the Plan Administrator or the Company’s chief human resources officer or other person performing that function or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Section 411(a)(8) of the Code.

“Section 409A” means Section 409A of the Code and any related guidance and regulations (including, until finalized, proposed Treasury regulations issued in October of 2005) promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company, the acquiring company or its parent, as applicable, in connection with a Company Transaction.

“Termination of Service” means a Participant’s termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Board, and its determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Board in its sole discretion determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.

“Ten Percent Stockholder” means a Participant who, at the time an Option is granted to him or her, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any parent corporation or subsidiary corporations thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Plan Administrator as the date from which the Award begins to vest.

A - 4